UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

T Stamp Inc. (D/B/A Trust Stamp)

(Exact name of registrant as specified in its charter)

Delaware	81-3777260
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Form 1-A, File No, 024-11724

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

T Stamp, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A Common Stock, to be registered hereunder, as set forth under the heading “Securities Being Offered” in the offering circular included in the Registrant’s Offering Statement on Form 1-A (File No. 024-11724), filed with the U.S. Securities and Exchange Commission on January 12, 2022, as amended or supplemented.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 26, 2022

Registrant: T Stamp, Inc.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer